UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Effective June 20, 2008, Southern Union Company (the “Company”) entered into the Fifth Amended and Restated Revolving Credit Agreement (the “Revolver”) among the Company, as borrower, and the lenders party thereto. The Company entered into the Revolver, which replaces the Fourth Amended and Restated Revolving Credit Agreement, dated as of September 29, 2005, as amended, in order to (i) permit the Company to make additional repurchases of a portion of the Depositary Shares representing ownership of its 7.55 percent Noncumulative Preferred Stock, Series A; (ii) permit the Company to redeem all outstanding Depositary Shares on or after October 8, 2008, in accordance with the terms of its certificate of designations; (iii) create more favorable representations, warranties and covenants for the Company; and (iv) remove provisions that are no longer relevant for the Company’s needs.

The foregoing description of the Revolver is qualified in its entirety by reference to the Revolver, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

                    Exhibit No.                                        Exhibit

10.1	Fifth Amended and Restated Revolving Credit Agreement dated as of June 20, 2008, among the Company, as borrower, and the lenders party thereto.

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: June 25, 2008	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

                      Exhibit No.                                         Exhibit

10.1	Fifth Amended and Restated Revolving Credit Agreement dated as of June 20, 2008, among the Company, as borrower, and the lenders party thereto.